Exhibit 99.1

CO#01085

DIVIDEND REINVESTMENT PLAN

FOR SHARES OF

CECO ENVIRONMENTAL CORP.

ENROLLMENT APPLICATION

Please enroll this account as follows: Check one box only (☒). If you do not check any box, then FULL DIVIDEND REINVESTMENT will be provided.
☐	FULL DIVIDEND REINVESTMENT Reinvest all dividends for this account.
☐	PARTIAL DIVIDEND REINVESTMENT
Reinvest dividends on _______ shares held by me in certificate form or through direct registration and on all shares held by you as agent, and pay dividends in cash on all remaining shares held by me. You must reinvest a minimum of 10% of your share balance.

I (We) hereby appoint American Stock Transfer & Trust Company, LLC as my (our) Agent under the terms and conditions of the Plan, as described in the Ceco Environmental Corp. prospectus (as amended from time to time) relating to the Plan and hereby acknowledge receipt of such prospectus. NO INTEREST WILL BE PAID ON THE FUNDS HELD PENDING INVESTMENT.

Ceco Environmental Corp.

c/o American Stock Transfer & Trust Company, LLC

P.O. Box 922, Wall Street Station, New York, New York 10269-0560

Attn: Plan Administration Department

ACCOUNT ADDRESS
	STREET	CITY	STATE	ZIP CODE

SIGNATURE(s)
All Joint Owners Must Sign

DATE

SOCIAL SECURITY OR TAX ID NUMBER